Exhibit 10.33

AMENDMENT NO. 04

Dated November 30, 2007

TO

that certain Loan and Security Agreement No. 4091

dated as of June 30, 2004, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

GLASSHOUSE TECHNOLOGIES, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 1.1 of the Agreement, the “Permitted Indebtedness” definition shall be deleted in its entirety and replaced with the following:

“Permitted Indebtedness” means (i) the Loan, (ii) trade debt incurred in the ordinary course of Borrower’s business, (iii) Indebtedness secured by clause (ii) of Permitted Liens, (iv) Indebtedness for equipment purchases provided that (a) any Liens for such Indebtedness are confined to the equipment financed; and (b) such Indebtedness and any Permitted Lien on such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Lender; and (c) such Indebtedness is made on commercially reasonable terms as determined by Borrower’s Board of Directors; (v) Indebtedness secured by accounts receivable, provided that (a) any Lien for such Indebtedness secured only by the accounts receivable of Borrower; and (b) such Indebtedness and any Permitted Lien on such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to Lender; and (c) such Indebtedness is made on commercially reasonable terms as determined by Borrower’s Board of Directors; (vi) Indebtedness in the form of earn-out payments which have been earned and are due and owing under the terms of that certain Share Purchase Agreement dated as of June 10, 2004 between Borrower and Source Enterprise Consulting Limited; provided the aggregate of all such earn-out payments shall not exceed $6,000,000; (vii) Indebtedness extended to Borrower by BayStar Capital III Management (“BayStar”), Velocity Financial Group, Inc. (“Velocity”), Leader Lending, LLC (“Leader”) or any other lender (collectively, the “LRG Lenders”) pursuant to that certain Loan Agreement, dated as of August 24, 2007, by and among Borrower, BayStar, Velocity and Leader, provided that the aggregate amount of such Indebtedness shall not exceed $14,000,000 and that such Indebtedness is subordinated in payment and security to the Obligations; (viii) Indebtedness in the form of earn-out payments which have been earned and are due and owing, whether in the form of cash or promissory notes, under the terms of that certain Share Purchase Agreement dated as of October 1, 2007 between Borrower, GlassHouse Technologies (UK) Limited and the shareholders of DCMI Holdings; provided the aggregate of all such earn-out payments shall not exceed $3,500,000; (ix) Indebtedness in the form of Borrower’s guarantee of the obligations of GlassHouse Technologies (UK) Limited under that certain Share Purchase Agreement dated as of October 1, 2007 between Borrower, GlassHouse Technologies (UK) Limited and the shareholders of DCMI Holdings; and (x) Indebtedness in the form of a $21,000 Line of Credit used as a security deposit for the Landlord of 4305 Hacienda Drive, Pleasanton, CA 95054.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

GLASSHOUSE TECHNOLOGIES, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Mark Shirman	By:	LIGHTHOUSE MANAGEMENT
Name:	Mark Shirman		PARTNERS V, L.L.C., its general partner
Title:	CEO
		By:	/s/ Thomas Conneely
		Name:	Thomas Conneely
		Title:	Vice President